U.S SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 FORM 10-SB12G

          Registration Statement of Small Business Issuer Pursuant to
             Section 12(g) of the Securities Exchange Act of 1934


                                GREENSTART, INC
		----------------------------------------------
                (Name of Small Business Issuer in its charter)


                     Nevada 			   26-0678509
         -------------------------------      -------------------
         (State or Other Jurisdiction of      (I.R.S. Employer
          incorporation or organization)      Identification No.)


                             307 W 200 S Ste 3006
                           Salt Lake City, UT 84101
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                   Issuer's telephone number: (801) 532-6800


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
                                     ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                        COMMON STOCK: $ .001 PAR VALUE
                        -------------------------------
                               (Title of Class)
















Table of Contents

PART I

ITEM 1. DESCRIPTION OF BUSINESS.............................................  3
ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
	CONDITION AND RESULTS OF OPERATIONS................................. 12
ITEM 3. DESCRIPTION OF PROPERTY............................................. 13
ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...... 13
ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS........ 14
ITEM 6. EXECUTIVE COMPENSATION.............................................. 16
ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................... 17
ITEM 8. DESCRIPTION OF SECURITIES........................................... 18

PART II

ITEM 1. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS............ 18
ITEM 2. LEGAL PROCEEDINGS................................................... 19
ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
	FINANCIAL DISCLOSURE................................................ 19
ITEM 3A.CONTROLS AND PROCEDURES............................................. 19
ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES............................. 19
ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS........................... 20

PART F/S

ITEM 1. FINANCIAL STATEMENTS........................................ F-1 - F-11

PART III

ITEM 1. INDEX TO EXHIBITS................................................... 21

Part I

ITEM 1. DESCRIPTION OF BUSINESS

Forward-Looking Statements
-------------------------------

This Registration Statement contains forward-looking statements. Words such as "anticipate", "believe", "expect", "future", "may", "will", "should", "plan", "will likely result", "intend", "are expected to", "will continue", "is anticipated", "estimate", "project or projected", and similar expressions identify forward-looking statements. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements. These statements are based on the Company's beliefs and the assurances made using information currently available to the Company. Because these statements reflect its current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual results could differ materially from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the risk factors. A reader should not place undue reliance on these forward-looking statements. A reader should also remember that these statements are made only as of the date of this report and future events may cause them to be less likely to prove to be true.


(a) Business Development

Historical Corporate Development

GreenStart Inc was incorporated in Nevada on June 12, 2007 for the purpose of managing Granite Energy's recently acquired alternative energy technologies and patents. At the inception GreenStart's Articles of Incorporation Authorized 4,500,000 Common Shares at $.001 Par Value.

On June 12, 2007 GreenStart Board of Directors filed a certificate of Amendment increasing the number of Authorized shares to 100,000,000.

On June 12, 2007 the assets of N-Tek held by Granite Energy, the majority shareholder, was transferred to GreenStart. The assets of N-Tek were originally acquired by Granite Energy in May of 2007 for 21,816 shares of Granite Energy common stock and a two percent gross production royalty on revenues generated by the use of their technology.

On July 1, 2007 the license from University of Utah held by Granite Energy, the majority shareholder, was purchased by GreenStart Inc. The license from the University of Utah was originally acquired by Granite Energy in May of 2007 for a non-exclusive license from the University of Utah for its Oil Slurry Gas-Sparged Cyclone Reactor. N-Ergy was in default to the University for past due expenses associated with the Oil Slurry Reactor. The license fee paid by Granite Energy to the University of Utah was $20,000 to assume the license and GreenStart has paid $20,811.60 for the past due expenses of N-Ergy.

On October 1, 2007 a dividend of approximately 1,178,863 shares of the common stock of GreenStart Inc. was distributed to Granite Energy Inc., shareholders on the basis of a ratio of one (1) share of GreenStart Inc, for every forty five (45) issued shares of common stock held by Granite Energy Inc, shareholders.

October 15, 2007 management and directors changed from Morris K. Ebeling, Jr. acting as the sole Director to acting as President and Chairman of the Board. In addition, Jason F. Griffith was chosen to be Chief Executive Officer, Chief Financial Officer, and Director. Lastly, S. Matthew Schultz and Bruce Lybbert were both chosen as directors.

On November 1, 2007 the Board of Directors of GreenStart approved the Qualified Equity Incentive Stock Plan. The Qualified Equity Incentive Stock Plan ("Plan") is intended to afford an incentive to key managerial employees of GREENSTART, INC. (the "Company") to acquire a proprietary interest in the Company and to enable the Company to attract and retain such key employees. The plan provides for 1,000,000 shares of $0.001 par value common stock. See the notes to the financial statements Note 6.

On March 31, 2008 Bruce Lybbert resigned as Director for the Company. Mr. Lybbert's resignation did not involve any disagreement with the Company, its officers or directors. The Board of Directors has no immediate plans to fill the Director position in the near future.


(b) Business of Issuer

 The Company.


GreenStart Inc was incorporated in Nevada on June 12, 2007 for the purpose of managing Granite Energy's recently acquired alternative energy technologies and patents. GreenStart intends to develop and commercialize its patented technologies which are capable of producing large volumes of energy, (Syngas, Dimethyl Ether, Fuels) from garbage, sewage sludge and animal waste products.

General Discussion of Operations

From inception in June of 2007, the company has had limited operations; we are a development stage company. The Company has a very limited operating history with comparatively limited assets and cash resources.

The Company currently has one full time employee, Morris K. Ebeling, Jr., President/Chairman, and contracts the services of consultants in the various areas of expertise as required. Of the two officers of the Company, Mr. Ebeling, Jr., President and Chairman, is the only officer who devotes 100% of his time to the day to day operations of the Company. Mr. Griffith, Chief Executive Officer and Chief Financial Officer of the Company, currently devotes no more than 10% of his time to the operations of the Company.

The way in which the business currently operates is as follows:

The Company's President, Morris K. Ebeling, Jr., currently manages the day to day operations of the Company. He is responsible for the negotiation of contracts, oversees the design, marketing and implementation of the products and processes, and manages licenses, patents, and other intangible assets of the Company. In addition, Mr. Ebeling, Jr. researches financing and investors for the company and oversees research and development.

The Company's CEO and CFO, Jason F. Griffith, is responsible for implementing strategic goals and objectives of the company. He is also in charge of managing the financial risks of the Company, financial planning, accounting records, SEC filings, reviewing financial data, reporting financial performance, preparing budgets, and monitoring expenditures and costs.

The amount of time devoted to the Company currently by employees is due to the limited operations and resources of the company. However, the Company feels the time devoted to operations is enough to cover the current operational requirements.

The Company has associated itself with Petersen, Inc., Precision Engineering, Alan Neves, and Grover Rich Brockbank to help with the processes. Petersen Inc. will provide all engineering, certification, fabrication, installation, optimization and procedures required to bring these new technologies to the marketplace. We also anticipate that Precision Engineering will write the software and develop the automated control process. Mr. Neves, our Chief Engineer, with the assistance of Mr. Brockbank, Chief Operations Engineer, will be responsible for the overall design development, distribution, and maintenance of the projects.

The company's website address is http://www.greenstartenergy.com

GOVERNMENTAL REGULATION

  GENERAL. The Company is subject to federal, state and local laws and regulations governing environmental quality and pollution control. It is anticipated that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, rules and regulations concerning the protection of the environment and human health will not have a material effect upon the Company, capital expenditures, or earnings. The Company cannot predict what effect additional regulation or legislation, enforcement policies thereunder and claims for damages for injuries to property, employees, other persons and the environment resulting from the Company's operations. The Company's operations related to the creation of Gasifier units and alternative energy are subject to environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). This regulation has not increased the cost of planning, designing, drilling, operating to date. Although the Company believes that compliance with environmental regulations will not have a material adverse effect on its operations or results of these operations, there can be no assurance that significant costs and liabilities, including criminal penalties, will not be incurred. Moreover, it is possible that other developments, including stricter environmental laws and regulations, and claims for damages for injuries to property or persons resulting from the company activities could result in substantial costs and liabilities.

 OSHA. In the conduct of its activities the Company and its operations will be subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require us to organize information about hazardous materials used, released or produced in its operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens. The Company is also subject to the requirements and reporting set forth in OSHA workplace standards.

Operations. (see also Management Discussion and Analysis)

The Registrant has had limited prior operations to date. Since the Registrant's principal activities to date have been limited to organizational activities, research and development, and prospect development, it has no record of any revenue-producing operations.


Description of Business.

PRINCIPAL PRODUCTS AND THEIR MARKETS

GreenStart, Inc. intends to market and lease its Gasifier units created by its patented technologies.

Stratified Downdraft Gasifiers: Gasification utilizes virtually any carbon-containing material to produce a gaseous product called "SynGas." This SynGas (made up primarily of Hydrogen and Carbon Monoxide) can be used in many ways, including the production of electricity, chemicals, fuels, hydrogen, and as a source of substitute natural gas. Possible feedstock includes petroleum coke and other residue from petroleum processes, biomass, municipal and industrial waste, and coal.

Catalytic Slurry Gas-Sparged Cyclone Reactor: licensed by the University of Utah which converts the Synthesis gas (Syngas) or Natural gas into Dimethyl Ether (DME) which can be further processed by this Reactor to other liquid fuels, plastics or chemicals.

Our systems will be designed and engineered for the intended use and specific requirements of the customer. The combination of these two technologies in conjunction with one another could eliminate the need for future landfills and aid our dependence on foreign oil.

The economics of gasification can be improved by fully utilizing all outlet streams of the process. Sale of value-added by products from waste streams and minimization of waste disposal can substantially improve the economics of gasification processes.


PRODUCTION, PRICES AND COSTS

The Company has limited operations and in accordance with Statement of Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises" is considered to be in the development stage. Therefore, during the first fiscal year, the Company has limited production activity, no revenues, or costs of production.


EMPLOYEES, CONSULTANTS, AND CONTRACTORS

The Company currently has one employee. The management, administration, and investor relations aspects of the Company's business is conducted by Morris K. Ebeling, Jr., President. Other aspects of current operation, are completed by consultants and contractors as needed.

 (c) Risk Factors Relating to the Energy Industry and Our Business.

A Limited Operating History could adversely affect our business, financial condition and future operations.

The Company first incorporated on June 12, 2007. No products have been produced or sold. Because of the limited operating history of the Company, stockholders and the Company face a risk that future activities may be unsuccessful. The Company would then remain unprofitable which would adversely affect our business, financial condition and future operations

Lack of Management Experience in the Alternative Energy Industry could adversely affect the company.

We have created a top management team of experienced and knowledgeable people to operate GreenStart. Some members of Management and the Board of Directors may not have prior experience in the energy industry. Some members do, however, have extensive work experience in the reclamation, environmental industries, energy industries, financial/accounting industries, and business management. The lack of experience in the alternative energy industry may impair Management and the Directors' ability to evaluate and make decisions involving current operations of the Company and any future projects the Company may undertake in the alternative energy industry. Such impairment and lack of experience could adversely affect our business, financial condition and future operations.


Amount of Time Officers Can Devote to Company Operations could have a material adverse affect on the company.

One of the Company's two officers, Jason F. Griffith, our Chief Executive Officer and Chief Financial Officer is employed by other companies. Mr. Griffith, currently devotes approximately 10% of his time to the operations and demands of the Company. If one or more of the officers of the Company could not perform the duties and responsibilities necessary for the success and development of the Company, could have a material adverse affect on our business, financial condition and both current and future operations.

If we experience increased working capital requirements from time to time associated with our business, such an increased demand for working capital could adversely affect our ability to meet our liquidity needs.

Our operations could require us to utilize large sums of working capital, sometimes on short notice and sometimes without the ability to completely recover the expenditures on a timely basis or at all. If we encounter significant working capital requirements or cash outflows as a result of these or other factors, we may not have sufficient liquidity or the credit capacity to meet all of our cash needs.

If we are unable to enforce our intellectual property rights or if our intellectual property rights become obsolete, our competitive position could be adversely impacted.

We utilize a variety of intellectual property rights in our technologies. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our service offerings. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, or challenged. We license technologies from third parties, there is a risk that our relationships with licensors may terminate or expire or may be interrupted or harmed. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our service offerings could be reduced. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our service offerings, and some of our competitors may be able to offer more attractive services to our customers. As a result, our business and revenue could be materially and adversely affected.

The loss of executive officers or key employees could have a material adverse effect on our business.

We depend greatly on the efforts of our executive officers and other key employees to manage our operations. The loss or unavailability of any of our executive officers or other key employees could have a material adverse effect on our business.

If we are unable to attract and retain a sufficient number of affordable trained engineers our ability to pursue projects may be adversely affected and our costs may increase.

Our rate of growth will be confined by resource limitations as competitors and customers compete for increasingly scarce resources. We believe that our success depends upon our ability to attract, develop and retain a sufficient number of affordable trained engineers that can execute our operational strategy. The demand for trained engineers and other skilled workers is currently high. If we are unable to attract and retain a sufficient number of skilled personnel, our ability to pursue projects may be adversely affected and the costs of performing our existing and future projects may increase, which may adversely impact our margins.

We are a newly formed, development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates and may be unable to complete a Business Combination. We will not generate any revenues until, at the earliest, after the consummation of a Business Combination, if at all.

Our Growth is Dependent on Obtaining New Contracts

Our strategy is to grow by selling and licensing Gasification systems in addition to owning and operating installations using these systems. Successful implementation of this strategy is conditional on numerous conditions, such as the ability to identify and close sales and there can be no assurance that our expansion strategy can be successfully executed.


Unfavorable Changes in Government Regulation Could Harm Our Business

Our products and services are subject to various international, federal, state and local laws, regulations and administrative practices affecting our business. Projects using our systems could be delayed or prevented by difficulties in obtaining or maintaining the required approvals, permits or licenses.

We cannot predict the nature of future laws, regulations, interpretations or applications, or determine what effect either additional government regulations or administrative orders, when and if promulgated, or disparate federal, state and local regulatory schemes would have on our business in the future


Governmental regulation, environmental risks and taxes could adversely affect the Company's operations.

The Company's energy operations in Utah will be subject to regulation by federal and state governments, including environmental laws. To date, the Company has not had to expend significant resources in order to satisfy environmental laws and regulations presently in effect. However, compliance costs under any new laws and regulations that might be enacted could adversely affect the Company's business and increase the costs of planning, designing, and producing our products. Additional matters that are, or have been from time to time.

The Registrant is subject to laws and regulations that control the discharge of materials into the environment require removal and cleanup in certain circumstances, require the proper handling and disposal of waste materials or otherwise relate to the protection of the environment.. Laws relating to the protection of the environment have in many jurisdictions become more stringent in recent years and may, in certain circumstances, impose strict liability, rendering the Registrant liable for environmental damage without regard to negligence of fault on the part of the Registrant. Such laws and regulations may expose the Registrant to liability for the conduct of, or conditions caused by, others or for acts of the Registrant that were in compliance with all applicable law at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the business of the Registrant.


Our Stock is considered a "Penny Stock" which could have an adverse effect on the trading market for the Company's shares.

The Company's securities are classified as a "penny stock" based upon their market price and the manner in which they are traded. The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions.

Among these exceptions are shares issued by companies that have:
 - net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;
 - net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or
 - average annual revenue of at least $6 million for each of the last three years.

The Company does not currently meet the requirements of these exceptions and, therefore, the common shares are deemed penny stocks for purposes of the Exchange Act at any time while the Company's common stock trades below $5.00 per share. In such cases, trading in the Company's shares is regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

 - deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

 - provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

 - send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

In addition, as the Company is subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that the Company's shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. The Company also understands that many brokerage firms discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for the Company's shares.

We have no plans to pay dividends on our common stock, and you may not receive funds without selling your common stock.

We do not intend to declare or pay dividends on our common stock in the foreseeable future. Instead, we generally intend to invest any future earnings in our business. Subject to Nevada law, our board of directors will determine the payment of future dividends on our common stock, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting our ability to pay dividends, our earnings and cash flow, our capital requirements, our financial condition, and other factors our board of directors deems relevant. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our common stock and may lose the entire amount of your investment.

Dilution could have an adverse affect on the ownership of the stockholder in the Registrant.

The Registrant may issue more common shares at prices determined by the board of directors in any private placements or offerings of securities, possibly resulting in dilution of the value of common shares, and, given there is no preemptive right to purchase common shares, if a stockholder does not purchase additional common shares, the percentage share ownership of the stockholder in the Registrant will be reduced.

Our business may be adversely affected if we have material weaknesses or significant deficiencies in our internal control over financial reporting in the future.

As a public company we will incur significant legal, accounting, insurance and other expenses. The Sarbanes-Oxley Act of 2002, as well as compliance with other SEC and exchange listing rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. Furthermore, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will be required, beginning with our Annual Report on Form 10-K for our fiscal year ending on December 31, 2008, to attest to our assessment of our internal control over financial reporting.

During the course of our testing, we may identify deficiencies that would have to be remediated to satisfy the SEC rules for certification of our internal controls over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC significant deficiencies or material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal control over financial reporting is effective, and would preclude our independent auditors from issuing an unqualified opinion that our internal control over financial reporting is effective. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in our financial reporting and may negatively affect the trading price of our common stock. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our disclosure controls and procedures or internal control over financial reporting it may negatively impact our business, results of operations and reputation.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Introduction

The following is a discussion of the Registrant's financial condition, results of operations, financial resources and working capital. This discussion and analysis should be read in conjunction with the Registrant's financial statements contained in this Form 10SB.

OVERVIEW

 (A) RESULTS OF OPERATIONS

The Registrant has had limited prior operations to date. Since the Registrant's principal activities to date have been limited to organizational activities, design and engineering activities, and prospect development, it has no record of any revenue-producing operations.


 (B) PLAN OF OPERATION

Plan of Operation for the Next Twelve Months.

GreenStart, Inc. intends to continue its fabrication of the Gasifier through the commercialization stage. Next the Company will start the engineering and drafting of the Oil Slurry Reactor followed by the fabrication. The Company also plans to continue the optimization process which allows for full demonstration and commercialization of the Gasification units it will produce.


 (C) CASH REQUIREMENTS

The Company intends to meet its financial needs for operations through loans from its majority shareholder. There can be no assurances that the Company will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to the Company. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

 (D) EXPECTED SIGNIFICANT CHANGES IN THE NUMBER OF EMPLOYEES

The Company does not expect any significant change in the number of employees over the next 12 months of operations. As noted previously, the Company currently coordinates all operations, using one employee and various consultants as necessary.

 (E) MATERIAL COMMITMENTS FOR CAPITAL EXPENDITURES

The Company has made a material commitment for a future project with the University of Utah through Granite Energy, Inc, the majority shareholder. As part of the agreement entered into by Granite Energy, a Oil Slurry Reactor unit will be required to be built. Additional costs associated with engineering, drafting, and fabrication of the Reactor and Gassifier will be required from Petersen Corporation for both units. Costs for the unit will be determined at a later date closer to the production of the unit.

 (F) INFLATION

The Company's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

 (G) CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonably under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions


ITEM 3. DESCRIPTION OF PROPERTY

The corporate offices of GreenStart, Inc are located in Salt Lake City, Utah, at 307 West 200 South Suite 3006, Salt Lake City, UT 84101. The Company utilizes this space at no cost, as these premises are leased by Granite Energy, Inc., the majority shareholder of GreenStart, Inc. The company does not expect this arrangement to be changed during the next 12 months.


ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 (a) Security Ownership of Certain Beneficial Owners

(1) (2) (3) (4)
Title of Name and Address Amount and Nature Percent of
Class of Beneficial Owner of Beneficial Owner Class
-------------------------------------------------------------------------------

Common Granite Energy, Inc. Parent 73.80%
307 West 200 South Suite 3006
Salt Lake City, Utah 84101 3,321,137 shares


 (b) Security Ownership of Management

The following table sets forth the share holdings of the Company's directors and executive officers as of March 31, 2008, with these computations based upon 4,500,000 shares of common stock being outstanding, and no options granted being exercised.

-------------------------------------------------------------------------------
(1) (2) (3) (4)
Title of Name and Address Amount and Nature Percent of
Class of Beneficial Owner of Beneficial Owner Class
-------------------------------------------------------------------------------

Common Jason F. Griffith CEO/CFO/Director 2.207%
 2580 Anthem Village Drive
 Henderson, Nevada 89052   99,333*    Shares
* all of these shares are indirectly owned

Common Morris K. Ebeling, Jr. President/Chairman 0.049%
 307 West 200 South Suite 3006 2,222 Shares
 Salt Lake City, Utah 84101

Common S. Matthew Schultz Director 4.69%
 307 West 200 South Suite 3006 211,110* Shares
 Salt Lake City, Utah 84101
* of this amount, 199,999 shares are indirectly owned

Common Officers and Directors
 as a Group 312,665* Shares 6.948%
* of these shares, 299,332 (6.652%) are indirectly owned

* Mr. Griffith, Mr. Ebeling, Jr., and Mr. Schultz have options to purchase a total of 900,000 shares of the Company's Common Stock at $0.46; any time before October 31, 2012.

* Mr. Griffith, and Mr. Schultz, have options to purchase a total of 1,000,000 shares of the Common Stock at $.50 at the time GreenStart's Common Stock is accepted for trading on the Over the Counter Bulletin Board, NASDAQ (Small cap), American Stock Exchange or other recognized stock exchange; anytime before October 31, 2012.

Management has no knowledge of the existence of any arrangements or pledges of the Company's securities which may result in a change in control of the Company.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

 (a) Identification of Directors and Executive Officers.

(1) 			(1) 	(2) 		(3)
Name 			Age 	Term* 		Served
---- 			----- 	----- 		------
Jason F. Griffith	31 	Annually 	Elected Since 2007
CFO/CEO/Director

Morris K. Ebeling, Jr. 	41	Annually	Elected Since 2007
President/Chairman

S. Matthew Schultz 	39	Annually	Elected Since 2007
Director

*All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

The following is a brief description of the business background of the directors and executive officers of the Company:

MORRIS K. EBELING, JR. - PRESIDENT/CHAIRMAN OF THE BOARD
Mr. Ebeling, Jr. joined Granite Energy in March of 2007 to head their GreenStart Energy Division. Prior to joining Granite Energy, Mr. Ebeling, Jr. was involved in the development and financing of various mining and energy projects. Mit's corporation owns the office building which provides N-Tek office and warehouse space, and funded the fabrication of the first N-Tek Gasifier that proved this magnificent technology to be successful and viable. He helped create and fund a company that developed Power Factor Correction units to help manufacturing facilities save energy and money. Mit was also successful in securing the financing for the purchase and subsequent sale of the famous U.S Grant Gold mine and Milling facility in Virginia City, Montana. Mr. Ebeling, Jr. received his education at the University of Utah, and has a BS Degree in Economics, and a minor in Business Management.

JASON F. GRIFFITH - CEO/CFO/DIRECTOR
Since GreenStart's evolution in June 2007, Mr. Griffith has served as its Chief Executive Officer, Chief Financial Officer as well as a member of the Board of Directors. Mr. Griffith currently serves as the Chief Financial Officer and on the Board of Directors of Granite Energy, Inc. and his experience includes having served as a chief financial officer for five other publicly traded companies. Mr. Griffith has additional experience in public accounting, which includes being the managing partner of a CPA firm in Henderson, Nevada since June 2002, as well as being the accounting manager for another accounting firm in Henderson, Nevada from August 2001 through June 2002. Mr. Griffith was previously associated with Arthur Andersen in Memphis, Tennessee from December 1998 until his move to Nevada in 2001. Prior to joining Arthur Anderson, Mr. Griffith was pursuing and completed his undergraduate and masters degree in accounting from Rhodes College in Memphis, Tennessee. He is a licensed certified public accountant in Nevada, Tennessee, and Georgia. Mr. Griffith is a member of the American Institute of Certified Public Accountants, the Association of Certified Fraud Examiners and the Institute of Management Accountants, along with being a member of the Nevada and Tennessee State Societies of CPAs.


S. MATTHEW SCHULTZ - DIRECTOR
Mr. Schultz, a founder of Granite Energy, has served on Granite Energy's Board of Directors since the Company's December 2005 transformation into an oil and gas company and has served as its chief executive officer since August 2006. From April of 2003 to the present, Mr. Schultz has been president of Wexford Capital Ventures, Inc., a Utah-based strategic financial consulting firm. Wexford Capital provides boutique investment banking services for micro-cap and small-cap companies and has been instrumental in assisting several companies in initial public offerings and strategic planning. Mr. Schultz has been instrumental in developing investor awareness and participation for numerous publicly traded companies, and assisted in private placement offerings in both the United States and abroad. From 1999 to 2003, Mr. Schultz was the chairman of Pali Financial Group, Inc., an investment banking firm specializing in small cap securities. He also served as the vice-president of the Utah Consumer Lending Association during 1998-1999. Mr. Schultz studied finance and management at the University of Wyoming and Weber State University.

ITEM 6. EXECUTIVE COMPENSATION

 Cash Compensation.

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the periods indicated to its directors and executive officers:

 SUMMARY COMPENSATION TABLE

Name & Position 	Fiscal Year Salary Bonus Other Compensation
--------------- 	----------- ------ ----- -----------------
Morris K. Ebeling, Jr. 	2007 	    30,000   -0- 	-0-
President/Chairman

Jason F. Griffith 	2007 	       -0-   -0- 	-0-
CEO/CFO/Director

S. Matthew Schultz 	2007 	       -0-   -0-  	-0-
Director

Mr. Ebeling, Jr. and Mr. Griffith each have Executive Compensation Agreements in effect with the Company, approved by the Board of Directors. These Agreements are for the basic salary of $60,000 per annum for Mr. Ebeling, Jr., $24,000 per annum for Mr. Griffith. Benefits include medical and dental coverage for Mr. Ebeling, Jr. and Mr. Griffith and their families; disability coverage; vacation; automobile or allowance for automobile; and a death benefit. These employment contracts may be terminated for cause, and they provide for payments to the executive in the event there is a change of control of the Company which adversely affects their employment. Mr. Ebeling, Jr. and Mr. Griffith have agreed to waive all or partial benefits from their
compensation   agreements   until   the   Company's   revenue   supports  these
expenditures.

Mr. Schultz has a consulting agreement that provides for the amount of $2,000 per month for consulting services. See Note 7 for related party disclosures.

Mr. Ebeling, Jr., Mr. Griffith, and Mr. Schultz are also entitled to participate in the Company's Key Employee Stock Option Plan which has been authorized by the Board of Directors and implemented as of November 1, 2007. As of the quarter ended March 31, 2008, the Company had not issued various stock options and warrants to employees and others other than those stated below.

The following table sets forth the options granted in 2007 to each of the directors and executive officers:

 Option/SAR Grants in Last Fiscal Year (Individual Grants):


						Percent of
				Number of	total
				Underlying	Options/SARS	Exercise or
				Options/SARS	granted to	base price	Expiration
Name				Granted		employees	($/share)	Date
----				------------	------------	-----------	----------

Morris K. Ebeling, Jr.		300,000		14.3		$0.46 		10/31/2012

Jason F. Griffith		300,000		14.3		$0.46 		10/31/2012

S. Matthew Schultz		300,000		14.3		$0.46 		10/31/2012



There were no options exercised by the directors and executive officers during the fiscal year ended December 31, 2007 or quarter ended March 31, 2008.

There were options issued to officers in November of 2007. Compensation cost for options granted was calculated under the fair value method in accordance with SFAS No. 123R. Total stock-based compensation cost was $-0- for the period ended December 31, 2007. The options expire in October 2012 and are exercisable at $0.46 per share.

See Note 6 in the notes to the financial statements for a schedule of activity relating to the company's stock options and warrants.


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has issued a note payable to its majority shareholder (Granite), totaling $191,558 and $231,690, respectively, as of December 31, 2007 and March 31, 2008. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $1,772 and $4,587, respectively, at December 31, 2007 and March 31, 2008. The amounts are considered short term due to the demand status of the note.

Effective October 1, 2007, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Executive Officer for a fee of $3,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filing a registration statement and other filings with the Securities and Exchange Commission. The Company owed the firm $10,500 and $21,000, respectively, as of December 31, 2007 and March 31, 2008, which are included as Accounts payable - related party in the accompanying financial statements.

As of December 31, 2007 and March 31, 2008, the Company owed two directors a total of $8,000 and $20,000, respectively, for services provided since inception. The obligations are included in the accompanying financial statements as Accrued expenses - related parties.

Other Material Transactions. With the exception of the above mentioned transactions, there have been no material transactions, series of similar transactions or currently proposed transactions to which the Company or any officer, director, their immediate families or other beneficial owner is a party or has a material interest in which the amount exceeds $50,000.

ITEM 8. DESCRIPTION OF SECURITIES

 Authorized Capital Stock.

The authorized capital stock of the Company consists of 100,000,000 shares of common stock with a par value of $.001;

Common Stock. The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of the shareholders. Shares of common stock do not carry cumulative voting rights, and therefore a majority of the shares of outstanding common stock will be able to elect the entire Board of Directors, and if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. The Company's By-laws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meeting except with respect to certain matters for which a greater percentage quorum is required by statute or the Company's Articles of Incorporation or By-laws.

Shareholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

There are no provisions in the By-laws or Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

The stock transfer agent is InterWest Transfer Company, Inc., located at 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117. Their telephone and fax numbers are respectively (801)272-9294 and (801)277-3147.


Part II

ITEM 1. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 (a) Market Information

The Company's common stock has not been traded on an open market and we are in the process of filing to acquire a stock symbol and price.

 (b) Holders

As of March 31, 2008, the number of holders of the Company's common shares was 377.

 (c) Dividends

There are presently no material restrictions that limit the ability of the Company to pay dividends on common stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

ITEM 2. LEGAL PROCEEDINGS

The Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.


ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 3A. CONTROLS AND PROCEDURES.

The Company's management, including the President of the Company and the Chief Financial Officer of the Company, have evaluated the effectiveness of the Company's "disclosure controls and procedures," as such term is defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon their evaluation, the principal executive officer and principal financial officer concluded that, as of the end of the period covered by this report, the Company's disclosure controls and procedures were effective for the purpose of ensuring that the information required to be disclosed in the reports that the Company files or submits under the Exchange Act with the Securities and Exchange Commission is recorded, processed, summarized and reported within the time period specified by the Securities and Exchange Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosure.

There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has not issued securities for either cash or services.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-laws of the Company state that to the extent allowed by Nevada State law, as same may be amended, and subject to the required procedure thereof, the corporation shall indemnify any person who was or is a party of is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders
GreenStart, Inc.

We have audited the accompanying balance sheet of GreenStart, Inc. as of December 31, 2007, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from June 12, 2007 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenStart, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the period from June 12, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Honeck LLP
Englewood, Colorado
April 22, 2008

ITEM 1. FINANCIAL STATEMENTS



                       		GREENSTART INC.
                       (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEETS



								 March 31,	December 31,
								   2008		    2007
								(Unaudited)
								-----------	-----------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents					$	139	$    14,493

TOTAL CURRENT ASSETS			                           	139 	     14,493
								-----------	-----------
INTANGIBLE ASSETS
   License rights, net of accumulated
     amortization of $31,426 and $20,325,
     respectively			                       	     57,381 	     68,482
								-----------	-----------
TOTAL ASSETS							$    57,520	$    82,975
								===========	===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable - related party				$    21,000	$    10,500
   Accrued expenses - related party			             20,000 	      8,000
   Accrued interest - related party			              4,587 	      1,772
   Note payable - related party			                    231,690 	    191,558
								-----------	-----------
TOTAL CURRENT LIABILITIES			                    277,277 	    211,830
								-----------	-----------
STOCKHOLDERS' DEFICIT
   Common stock; $0.001 par value; 100,000,000 shares
     authorized; 4,500,000 and 4,500,000 shares issued
     and outstanding, respectively			              4,500 	      4,500
   Additional paid-in capital			                     43,495 	     43,495
   Deficit accumulated during development stage			   (267,752)	   (176,850)
								-----------	-----------
TOTAL STOCKHOLDERS' DEFICIT			                   (219,757)	   (128,855)
								-----------	-----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT			$    57,520	$    82,975
								===========	===========


	The accompanying notes are an integral part of these financial statements






                                                  GREENSTART INC.
                                          (A DEVELOPMENT STAGE COMPANY)
                                            STATEMENTS OF OPERATIONS


                                             THREE               JUNE 12, 2007           JUNE 12, 2007
                                         MONTHS ENDED           (INCEPTION) TO          (INCEPTION) TO
                                           MARCH 31,              DECEMBER 31,             MARCH 31,
                                             2008                    2007                    2008
					 --------------		--------------		--------------
                                          (UNAUDITED)                                     (UNAUDITED)

   OPERATING EXPENSES
       General and administrative        $	 76,985		$      154,753		$      231,738
       Amortization				 11,101                 20,325                  31,426
					 --------------		--------------		--------------
   TOTAL OPERATING EXPENSES         		 88,086                175,078                 263,164
					 --------------		--------------		--------------
   LOSS FROM OPERATIONS           		(88,086)              (175,078)               (263,164)
					 --------------		--------------		--------------
   OTHER EXPENSES:
       Interest expense				 (2,816)                (1,772)                 (4,588)
					 --------------		--------------		--------------
   TOTAL OTHER EXPENSE				 (2,816)                (1,772)                 (4,588)
					 --------------		--------------		--------------
   LOSS BEFORE PROVISION FOR
   INCOME TAXES                     		(90,902)              (176,850)		      (267,752)

   PROVISION FOR INCOME TAXES			      -                      -                       -
					 --------------		--------------		--------------
   NET LOSS                    		 $      (90,902)	$     (176,850)		$     (267,752)
					 ==============		==============		==============
   NET LOSS PER SHARE -
   BASIC AND DILUTED			 $	  (0.02)	$	 (0.04)		$ 	 (0.06)
					 ==============		==============		==============
   WEIGHTED AVERAGE COMMON
   EQUIVALENT SHARES OUTSTANDING -
   BASIC AND DILUTED                 	      4,500,000              4,500,000               4,500,000
					 ==============		==============		==============


                      The accompanying notes are an integral part of these financial statements




                                                         GREENSTART INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT
                                     JUNE 12, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007 AND
                                      FOR THE THREE MONTHS ENDED MARCH 31, 2008 (UNAUDITED)


                                                                                            DEFICIT
                                                                                          ACCUMULATED
                                                  COMMON STOCK          ADDITIONAL          DURING
                                             ---------------------       PAID-IN          DEVELOPMENT
                                             SHARES      PAR VALUE       CAPITAL             STAGE             TOTAL
					     ---------	 ---------	----------	  -----------	     ---------

 Balance, June 12, 2007 (inception)          4,500,000 	 $   4,500      $   (4,500)   	  $	    -        $	     -

 Transfer of intangible assets from
 Granite Energy, Inc. to GreenStart, Inc.	     -		 -          47,995		    -		47,995
 Net loss					     -           -               -           (176,850)        (176,850)
					     ---------	 ---------	----------	  -----------	     ---------
 BALANCE, DECEMBER 31, 2007                  4,500,000	     4,500          43,495           (176,850)	      (128,855)

 Net loss					     -		 -		 -            (90,902)	       (90,902)
					     ---------	 ---------	----------	  -----------	     ---------
 BALANCE, MARCH 31, 2008 (UNAUDITED)         4,500,000   $   4,500      $   43,495  	  $  (267,752)       $(219,757)
					     =========	 =========	==========	  ===========	     =========



                            The accompanying notes are an integral part of these financial statements





                                                      GREENSTART INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENTS OF CASH FLOWS


                                                           THREE         JUNE 12, 2007          JUNE 12, 2007
                                                       MONTHS ENDED     (INCEPTION) TO         (INCEPTION) TO
                                                         MARCH 31,        DECEMBER 31,            MARCH 31,
                                                           2008              2007                    2008
							----------	 -------------		-------------
                                                        (UNAUDITED)                              (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
 Net loss                                      		$  (90,902)   	 $    (176,850)		$    (267,752)
 Adjustment to reconcile net loss to net cash
  used in operating activities:
    Amortization   					    11,101		20,325		       31,426
 Changes in operating liabilities:
 Increase (decrease) in:
    Accounts payable - related party                   	    10,500              10,500                 21,000
    Accrued expenses - related party                  	    12,000               8,000                 20,000
    Accrued interest - related party                         2,815               1,772                  4,587
							----------	 -------------		-------------
Net cash used in operating activities                      (54,486)           (136,253)              (190,739)
							----------	 -------------		-------------
CASH FLOW FROM INVESTING ACTIVITIES:
 Payments for license rights					 -             (40,812)               (40,812)
							----------	 -------------		-------------
Net cash used in investing activities				 -             (40,812)               (40,812)
							----------	 -------------		-------------
CASH FLOW FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable -                  40,132             191,558                231,690
  related parties
							----------	 -------------		-------------
Net cash provided by financing activities                   40,132             191,558                231,690
							----------	 -------------		-------------
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                           (14,354)             14,493			  139

CASH AND CASH EQUIVALENTS, Beginning of period              14,493		     -                      -
							----------	 -------------		-------------
CASH AND CASH EQUIVALENTS, End of period                $      139 	 $      14,493 		$	  139
							==========	 =============		=============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the period for:
 Interest                          		        $        -	 $	     -		$	    -
							==========	 =============		=============
 Income taxes                       		        $        - 	 $	     -		$	    -
							==========	 =============		=============




                            The accompanying notes are an integral part of these financial statements


                               GREENSTART, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

GreenStart, Inc. (the "Company") was incorporated on June 12, 2007 in the State of Nevada. The Company is in the alternative energy business and was formed for the purpose of managing certain intangible assets acquired by Granite Energy, Inc. ("Granite"), the Company's majority shareholder (see Note 5). Granite acquired alternative energy technologies and patents in early 2007 and has provided the Company with a license to utilize the rights to that intellectual property. GreenStart's initial development strategy has been to acquire the technologies and resources needed to create and market a new alternative energy source.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet obligations on a timely basis and ultimately to attain profitability. The Company has obtained working capital through equity offerings and management plans to obtain additional funding through equity or debt financings in the future. The Company's majority shareholder (Granite) has also funded the Company's operations with working capital advances; however, no directors, officers or shareholders have committed to fund the Company's operations or to make loans or other financing arrangements available to the Company. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 "Accounting and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principle operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprises inception.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTANGIBLE ASSETS

The Company follows Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" to determine the method of amortization of its intangible assets. The Company amortizes its intangible assets using the straight-line method over an estimated useful life of 2 years (see Note 3).

EARNINGS PER SHARE

SFAS 128, Earnings per Share, requires presentation of "basic" and "diluted" earnings per share on the face of the statements of operations for all entities with complex capital structures. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. At December 31, 2007 and March 31, 2008 (unaudited), the Company has options outstanding that could be exercised representing a total of 1,000,000 additional shares. All have been excluded from the weighted average share calculation because they would be anti-dilutive.

INCOME TAXES

The Company maintained a full valuation allowance on its net deferred tax assets as of December 31 2007. The valuation allowance was determined in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, ("SFAS No. 109"), which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable; such assessment is required on a jurisdiction by jurisdiction basis. Expected future losses represented sufficient negative evidence under SFAS No. 109 and accordingly, a full valuation allowance was recorded against deferred tax assets. The Company intends to maintain a full valuation allowance on the deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. Deferred income tax liabilities and assets are determined based on the differences between the financial statement and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance.

The Company has adopted SFAS No. 123R, which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. There is no established trading market for our stock.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," which amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which amends SFAS No. 140. SFAS No. 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as, to simplify efforts to obtain hedge-like accounting. SFAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute or fair value.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements" ("SFAS 157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company).

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109 ("FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, the benefit of a tax position may be recognized only if it is more likely than not that the tax position will be sustained, based on the technical merits of the position, by a taxing authority having full knowledge of all relevant information. We do not expect FIN 48 to have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 ("SFAS 159") which permits entities to choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

The above pronouncements are not currently expected to have a material effect on our financial statements.


NOTE 3 - INTANGIBLE ASSETS

The Company currently has License Rights to patents from the University of Utah for technology that will be used with its gasification processes. In addition, certain intellectual property was acquired in a purchase of intangible assets of N-Tek by Granite Energy, a majority shareholder, and transferred to the Company. The Company amortizes the intangibles using the straight-line method over a useful life of 2 years. The historical cost of the intangible assets was $88,807. Amortization expense totaled $20,325 and $11,101 (unaudited) for the period ended December 31, 2007 and the three months ended March 31, 2008, respectively.

NOTE 4 - INCOME TAXES

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:
					  June 12, 2007
					  For The Three	     (Inception)
					  Months Ended	     Through
					  March 31, 2008     December 31, 2007
					  (Unaudited)
					  --------------     -----------------
U.S. statutory federal rate, graduated		  20.39%		29.03%
State income tax rate, net of federal		   3.98%		 3.55%
Net operating loss (NOL) for which
 no tax benefit is currently available		 (24.37%)	       (32.58%)
					  --------------     -----------------
						   0.00%		 0.00%
					  ==============     =================


At March 31, 2008, deferred tax assets consisted of a net tax asset of $79,771 (unaudited), due to operating loss carryforwards of $267,752 (unaudited), which was fully allowed for, in the valuation allowance of $79,771 (unaudited). The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized. The change in the valuation allowance for the three months ended March 31, 2008 totaled $22,156 (unaudited).

At December 31, 2007, deferred tax assets consisted of a net tax asset of $57,615, due to operating loss carryforwards of $176,850, which was fully allowed for, in the valuation allowance of $57,615. The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized. The change in the valuation allowance for the period ended December 31, 2007 totaled $57,615. The net operating loss carryforward expires through the year 2027.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.


NOTE 5 - STOCKHOLDERS' DEFICIT

On July 1, 2007, Granite owned all 4,500,000 shares of the Company's common stock. On October 1, 2007, a dividend of 1,178,863 shares of the Company's stock was distributed by Granite to its shareholders. Following the dividend, Granite held 73.8% of the Company's issued and outstanding common stock.

As of December 31, 2007 and March 31, 2008 (unaudited), 4,500,000 shares were issued and outstanding.

NOTE 6 - STOCK OPTIONS

On November 1, 2007 the Company's Board of Directors approved the Qualified Equity Incentive Stock Plan. The Qualified Equity Incentive Stock Plan ("Plan") is intended to afford an incentive to the Company's key managerial employees to acquire a proprietary interest in the Company and to enable the Company to attract and retain such key employees. The plan provides for 1,000,000 shares of $0.001 par value common stock. On November 1, 2007, the Board granted four of the Company's officers options to acquire a total of 1,000,000 shares of the Company's common stock. The options expire in October 2012 and are exercisable at a price or $0.46 per share.

A summary of changes in the number of stock options outstanding for the period ended December 31, 2007 and the three months ended March 31, 2008 are as follows:



								Weighted	Weighted
								Average		Average
								Exercise	Remaining	Aggregate
						Number of	Price		Contractual	Intrinsic
						Shares		Per Share	Life		Value
						---------	---------	-----------	---------
Outstanding at June 12, 2007 (inception)		-	$	-		N/A

Granted						1,000,000 	$    0.46 	 5.00 years	$
Exercised						-		-		N/A
Cancelled/Expired					-		-		N/A
						---------	---------	-----------	---------
Outstanding at December 31, 2007		1,000,000 	$    0.46 	 4.83 years	$ 	-
						=========	=========	===========	=========
Granted							-		-		N/A
Exercised						-		-		N/A
Cancelled/Expired					-		-		N/A
						---------	---------	-----------	---------
Outstanding at March 31, 2008 (unaudited)	1,000,000 	$    0.46 	 4.58 years	$ 	-
						=========	=========	===========	=========
Exercisable at December 31, 2007		1,000,000 	$    0.46 	 4.83 years	$ 	-
						=========	=========	===========	=========
Exercisable at March 31, 2008 (unaudited)	1,000,000 	$    0.46 	 4.58 years	$ 	-
						=========	=========	===========	=========


The weighted average grant date fair value of options granted during the period
ended  December  31,  2007  was  $-0-.   The  total  intrinsic value of options
exercised during the period ended December 31, 2007 was $-0-.

Outstanding options at December 31, 2007 had a weighted average remaining contractual life of 4.83 years with an aggregate intrinsic value of $-0-. Exercisable options at December 31, 2007 also had a weighted average remaining contractual life of 4.83 years with an aggregate intrinsic value of $-0-.

Outstanding options at March 31, 2008 had a weighted average remaining contractual life of 4.58 years with an aggregate intrinsic value of $-0- (unaudited). Exercisable options at March 31, 2008 also had a weighted average remaining contractual life of 4.58 years with an aggregate intrinsic value of $-0- (unaudited).

The Black-Scholes option-pricing model was used in determining the fair value of each option grant. Assumptions used in the Black-Scholes model are presented below:


Risk-free interest rate			3.45%
Dividend yield				0.00%
Volatility factor			1.00%
Weighted average expected life          4.83 years

On November 1, 2007, the Board also approved the issuance of an additional 1,100,000 options to three of the Company's officers. The options are to be granted once the Company's common stock is accepted for trading on Over-the-Counter Bulletin Board (OTCBB), NASDAQ (Small Cap), American Stock Exchange or other recognized stock exchange.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has issued a note payable to its majority shareholder (Granite), totaling $191,558 and $231,690 (unaudited), respectively, as of December 31, 2007 and March 31, 2008. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $1,772 and $4,587 (unaudited), respectively, at December 31, 2007 and March 31, 2008. The amounts are considered short term due to the demand status of the note.

Effective October 1, 2007, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Executive Officer for a fee of $3,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filing a registration statement and other filings with the Securities and Exchange Commission. The Company owed the firm $10,500 and $21,000 (unaudited), respectively, as of December 31, 2007 and March 31, 2008, which are included as Accounts payable - related party in the accompanying financial statements.

As of December 31, 2007 and March 31, 2008, the Company owed two directors a total of $8,000 and $20,000 (unaudited), respectively, for services provided since inception. The obligations are included in the accompanying financial statements as Accrued expenses - related parties.

NOTE 8 - CHANGE IN BOARD OF DIRECTORS

On March 31, 2008 Bruce Lybbert resigned as Director for the Company. Mr. Lybbert's resignation did not involve any disagreement with the Company, its officers or directors. The Board of Directors has no immediate plans to fill the Director position in the near future.


WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Form 10SB registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located 450 Fifth Street, N.W., Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

 Part III

ITEM 1. INDEX TO EXHIBITS

Exhibit 3. Articles of Incorporation and Bylaws.

 3.1 Articles of Incorporation*
 3.2 Bylaws*

Exhibit 10. Material Contracts

 10.1 Reserved
 10.2 Executive Compensation Agreement  (Morris K. Ebeling)
 10.3 Executive Compensation Agreement  (Jason F. Griffith)
 10.4 Executive Stock Option Agreement  (Morris K. Ebeling)
 10.5 Executive Stock Option Agreements (Jason F. Griffith)
 10.6 Executive Stock Option Agreements (S. Matthew Schultz)
 10.7 Executive Stock Option Agreements (Bruce Lybbert)

Exhibit 31. Certifications required by Rule 13a-14(a) or Rule 15d-14(a)

 31.1 Certification of Chief Executive Officer and Principal Financial Officer pursuant to 18 U.S.C.ss.1850 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

 32.1 Certification of Chief Executive Officer pursuant to 18 U.S.C.ss.1850 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 1, 2008.

 GreenStart, Inc.

 By: /s/ Jason F. Griffith, CPA
 ------------------------------
 Jason F. Griffith, CPA,
 Chief Executive Officer and
 Chief Financial Officer